UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 20, 2005

XOMA LTD.

(Exact name of registrant as specified in its charter)

BERMUDA

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code	(510) 204-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2005, the Board of Directors of XOMA Ltd. (the “Company”) approved an employment agreement between the Company and J. David Boyle II, effective as of July 1, 2005. The agreement will provide for Mr. Boyle’s employment as Vice President, Finance and Chief Financial Officer at a salary of not less than $240,000 per year. Under the agreement, Mr. Boyle will be entitled to participate in any benefit plan for which key executives of the Company are eligible, including the Management Incentive Compensation Plan established effective July 1, 1993, as amended. Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, Mr. Boyle will be entitled to his then current base salary and benefits for six months. The agreement will continue until June 30, 2006, and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2005

XOMA LTD. By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and Secretary